PROXY SERVICES

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website www.proxyvote.com
3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-800-690-6903
3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRIBUTARY INTERNATIONAL EQUITY FUND, a portfolio of TRIBUTARY FUNDS, INC.

The Board of Directors unanimously recommends you vote FOR the following proposal:

		For	Against	Abstain

1.	An Agreement and Plan of Reorganization pursuant to which Federated International Leaders Fund (“Federated Fund”), a portfolio of Federated World Investment Series, Inc., would acquire all of the assets of the Fund in exchange for the Institutional Class of Shares of the Federated Fund which will be distributed pro rata by the Fund to its shareholders, in complete liquidation and termination of the Fund as a series of the Tributary Funds, Inc.; and	☐	☐	☐

2.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy and Other Materials for the Meeting:

This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders also are available on Tributary Funds, Inc.’s website at:

www.tributaryfunds.com/FinancialReports/financialReports.htm

<XXXXX>2

TRIBUTARY INTERNATIONAL EQUITY FUND,

a portfolio of TRIBUTARY FUNDS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 20, 2011

The undersigned shareholder hereby appoints Brittany Fahrenkrog as proxy of the undersigned, with full power of substitution, and hereby authorizes her to represent the undersigned and to vote at the Special Meeting of Shareholders of the Tributary International Equity Fund (the “Fund”), a portfolio of Tributary Funds, Inc., to be held at the offices of Tributary Capital Management, LLC, 1620 Dodge Street, Omaha, NE 68197, on Wednesday, July 20, 2011 at     :     a.m./ p.m. (Central time) (the “Special Meeting”) and at any and all adjournments thereof, all shares of the Fund which the undersigned would be entitled to vote if personally present, in accordance with the following instructions.

The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Special Meeting.

This proxy, if properly executed, will be voted in the manner directed. If properly executed and no instructions are indicated, the undersigned’s vote will be cast FOR the proposal described herein.

The proxy is authorized to vote in his discretion on any other business that may properly come before the Special Meeting and any adjournments or postponements thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.